UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2019
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 W. Fort Street, Suite 1800 Detroit, Michigan (Address of Principal Executive Offices)	48226 (Zip Code)
Registrant's telephone number, including area code:  (800) 867-9757
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	CHFC	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K is being filed in connection with the previously announced proposed merger of equals transaction between Chemical Financial Corporation ("Chemical") and TCF Financial Corporation ("TCF"). The merger is expected to close on August 1, 2019, subject to the satisfaction of customary closing conditions.

On July 23, 2019, in accordance with the terms of the previously disclosed merger agreement between Chemical and TCF, the Board of Directors of Chemical voted to increase the size of the Board from 13 members to 16 members, accept the resignation of each of James R. Fitterling, Richard M. Lievense, John E. Pelizzari, Thomas C. Shafer, and Larry D. Stauffer from the Board, and appoint eight current TCF directors designated by TCF to the Board of Directors of Chemical, in each case subject to and effective upon the closing of the merger.

Accordingly, upon the closing of the merger, the Board will be comprised of eight current members of the Chemical Board of Directors (consisting of Gary Torgow, David Provost, Ronald A. Klein, Barbara J. Mahone, Barbara L. McQuade, Jeffrey L. Tate, Arthur Weiss and Franklin C. Wheatlake) and the eight current TCF directors designated by TCF (consisting of Craig R. Dahl, Vance K. Opperman, Peter Bell, Karen L. Grandstrand, Richard H. King, Roger J. Sit, Julie H. Sullivan, and Theresa M. H. Wise (the "TCF Director Designees")). As previously disclosed, Mr. Torgow will continue as the Executive Chair of the Board, Mr. Opperman will become and serve as the lead independent director of the Board, Mr. Provost will become and serve as Executive Vice Chair of the Board, and Mr. Dahl will become and serve as Chief Executive Officer and President of the combined company.

Individual appointments to the various committees of the Board are expected to be made by the Board on the merger closing date and will be disclosed following such appointments.

The information relating to the TCF Director Designees under the heading "Interests of TCF Directors and Executive Officers in the Merger," included in Chemical’s Registration Statement on Form S-4 (333-230635) filed in connection with the proposed merger, and under the heading "Director Independence and Related Person Transactions," included in TCF’s Definitive Proxy Statement filed on March 15, 2019, is hereby incorporated by reference.

The information relating to Chemical’s existing director compensation program set forth under the heading “Director Compensation,” included in Chemical’s Definitive Proxy Statement filed on March 28, 2019, is hereby incorporated by reference. In connection with the completion of the proposed merger, Chemical’s director compensation program may be modified in light of the increased size and complexity of the combined organization.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this report, which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "will," "may," "anticipate," "create," "plan," "expect," "should," and "could" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; and

•	the outcome of any legal proceedings that may be instituted against TCF and Chemical.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A. of each of TCF’s and Chemical’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018 and in the Joint Proxy Statement/Prospectus regarding the proposed merger that was filed with the SEC on May 3, 2019 pursuant to Rule 424(b)(3) by Chemical and on Schedule 14A by TCF. TCF and Chemical disclaim any obligation to update or revise any forward-looking statements contained in this report, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 24, 2019	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Dennis L. Klaeser
Dennis L. Klaeser
Executive Vice President and Chief Financial Officer